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                                                                      Exhibit 21

LISTING OF THE COMPANY'S SUBSIDIARIES

                                                        State/Province of
                                                          Incorporation/
Name                                                       Organization
----                                                    -----------------
ADA Ambulatory Surgery Center LLC                       Delaware
American Eye Instruments, Inc.                          Oregon
California Refractive LLC                               Delaware
Coastal Vision Laser Eye Centers, LLC                   California
CUSA 2002 Investments, LLC                              Delaware
Dakota Dunes, LLC                                       Delaware
Del Val ASC, LLC                                        Delaware
Delaware Valley Vision Assoc. Group Practice, LLC       Pennsylvania
Eastern Oregon Regional Surgery Center, LLC             Oregon
Huntsville Center for Advanced Cataract Surgery LLC     Delaware
Laser Access of Indiana LLC                             Indiana
Laser Eye Care of California, LLC                       Delaware
Laser Eye Surgery, Inc.                                 Utah
Laser Vision Center of Edina LLC                        Minnesota
Laser Vision Centers, Inc.                              Delaware
Laservision (Europe) Limited                            United Kingdom
LaserVision Centers Limited                             United Kingdom
Laser Vision Limited                                    United Kingdom
Laservision Harley Street Limited                       United Kingdom
Liberty Eye Surgical Center, LLC                        Pennsylvania
Long Island Refractive LLC                              Delaware
LVCI California, LLC                                    Delaware
MSS, Inc.                                               Minnesota
New Mexico Refractive LLC                               New Mexico
New Vision Strategies LLC                               Kansas
Northwestern Laser Vision LLC                           Delaware
OccuLogix Holdings, Inc.                                Delaware
OccuLogix, Inc.                                         Delaware
OccuLogix LLC                                           Delaware
OccuLogix LP                                            Delaware
OccuLogix Management Inc.                               Delaware
Ogden Refractive LLC                                    Delaware
Opt, LLC                                                Utah
OR Partners, Inc.                                       Delaware
OR Providers, Inc.                                      Ohio
Oxford Eye Surgery Center, LP                           Mississippi
Permian Basin Surgical Care Center Ltd.                 Texas
Philadelphia Vision Associates Group Practice, LLC      Pennsylvania
Phoenix Eye Surgical Center                             Arizona
Providence Refractive LLC                               Delaware
Rockland Surgery Center LP                              Delaware
San Jose Refractive LLC                                 Delaware
Southeast Medical, Inc.                                 Louisiana
Southern Ophthalmics, Inc.                              South Carolina
Summit Ambulatory Surgical Center LLP                   Delaware
Surgical Services of Michigan, L.L.C.                   Michigan
Texoma Regional Surgery Center LLC                      Delaware
TLC Capital Corporation                                 Delaware
TLC Florida Eye Laser Center LLC                        Delaware
TLC Laser Eye Care of La Jolla LLC                      Delaware
TLC Laser Eye Care of Torrance LLC                      Delaware


                                       77

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
TLC Laser Eye Centers (ATAC) LLC                        Delaware
TLC Laser Eye Centers (Piedmont/Atlanta) LLC            South Carolina
TLC Laser Eye Centers (Refractive I) Inc.               Delaware
TLC Management (Delaware Valley), LLC                   Delaware
TLC Management Services Inc.                            Delaware
TLC Michigan L.L.C.                                     Michigan
TLC Michigan Investments, LLC                           Michigan
TLC Midwest Eye Laser Center, Inc.                      Illinois
TLC Northwest Ohio LLC                                  Ohio
TLC Oklahoma Doctors L.L.C.                             Oklahoma
TLC Personnel Services LLC                              Michigan
TLC The Laser Center (Annapolis) Inc.                   Maryland
TLC The Laser Center (Baltimore Management) LLC         Maryland
TLC The Laser Center (Baltimore) Inc.                   Maryland
TLC The Laser Center (Boca Raton) Limited Partnership   Florida
TLC The Laser Center (Carolina) Inc.                    North Carolina
TLC The Laser Center (Connecticut) L.L.C.               Connecticut
TLC The Laser Center Detroit L.L.C.                     Michigan
TLC The Laser Center (Indiana) Inc.                     Indiana
TLC The Laser Center (Indiana) LLC                      Indiana
TLC The Laser Center (Institute) Inc.                   Delaware
TLC The Laser Center Kalamazoo L.L.C.                   Michigan
TLC The Laser Center Lansing L.L.C.                     Michigan
TLC The Laser Center (Moncton) Inc.                     Ontario
TLC The Laser Center (Northeast) Inc.                   Maryland
TLC The Laser Center (Northwest) Inc.                   Washington
TLC The Laser Center (Pittsburgh) L.L.C.                Pennsylvania
TLC The Laser Center (Tri-Cities) Inc.                  Tennessee
TLC The London Laser Center Inc.                        Ontario
TLC VC, LLC                                             Delaware
TLC Vision (USA) Corporation                            Delaware
TLC Vision Source, Inc.                                 Texas
TLC Whitten Laser Eye Associates LLC                    Delaware
TruVision, Inc.                                         Delaware
TruVision Contacts, Inc.                                Utah
TruVision Provider Online Services, Inc.                Utah
TruHearing, Inc.                                        Utah
Valley Laser Eye Center LLC                             North Dakota
Vision Corporation                                      Ontario
Vision Source LP                                        Texas
Vision Source Management LLC                            Texas
Vision Source Marketing, Inc.                           Texas
Wisconsin Refractive LLC                                Delaware


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